                                                                       EXHIBIT 8

                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                               New York, NY 10153
                              Tel.: (212) 310-8000
                               Fax: (212) 310-8007

                                October 1, 2003


Board of Directors
Leucadia National Corporation
315 Park Avenue South
New York, NY 10010

Ladies and Gentlemen:

You have requested our opinion regarding certain federal income tax consequences of the tender offer (the "Tender Offer") by Leucadia National Corporation ("Leucadia"), a New York corporation, to exchange shares of Leucadia common stock, par value $1.00 per share, for the outstanding capital stock of WilTel Communications Group, Inc. ("WilTel"), a Nevada Corporation, and the subsequent merger (the "Merger") of Wrangler Acquisition Corp. ("Wrangler"), a Nevada corporation and a direct wholly-owned subsidiary of Leucadia, with and into WilTel.

In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger dated as of August 21, 2003 by and among Leucadia, Wrangler and WilTel (the "Merger Agreement") and the Registration Statement on Form S-4, initially filed by Leucadia with the Securities and Exchange Commission on September 4, 2003 (Registration No. 333-108519), as amended (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Leucadia, Wrangler and WilTel. Any capitalized terms used but not defined herein have the meaning given to such terms in the Merger Agreement and the Registration Statement.

Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Tender Offer and the Merger set forth in the Merger Agreement and the Registration Statement, (2) the consummation of the Tender Offer and the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement, (3) the accuracy of (i) the representations made by Leucadia, on behalf of itself and Wrangler, set forth in the certificate delivered to us by Leucadia, dated the date hereof, and
(ii) the representations made by WilTel set forth in the certificate delivered to us by WilTel, dated the date hereof, and (4) that any representations made in such certificates which are qualified by knowledge or qualifications of like import are accurate without such qualification.

Based upon the facts and statements with respect to the Tender Offer and the Merger as set forth in the documents referred to above, and subject to the assumptions set forth above and qualifications set forth below, our opinion as to the material U.S. federal income tax consequences to holders of Public Shares in the Tender Offer and the Merger is set forth in the discussion included in the Registration Statement under the caption "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES," insofar as it constitutes statements of law or legal conclusions and except to the extent qualified therein.

Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Tender Offer and the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed on any matter other than those specifically covered by the foregoing opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm therein. This opinion is rendered solely for your benefit in connection with the transactions described above. Except as explicitly provided herein, this opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

                                                                       EXHIBIT 8

                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                               New York, NY 10153
                              Tel.: (212) 310-8000
                               Fax: (212) 310-8007

                                October 1, 2003

Board of Directors
WilTel Communications Group, Inc.
One Technology Center
Tulsa, OK 74103

Ladies & Gentlemen:

You have requested our opinion regarding certain federal income tax consequences of the tender offer (the "Tender Offer") by Leucadia National Corporation ("Leucadia"), a New York corporation, to exchange shares of Leucadia common stock, par value $1.00 per share, for the outstanding capital stock of WilTel Communications Group, Inc. ("WilTel"), a Nevada Corporation, and the subsequent merger (the "Merger") of Wrangler Acquisition Corp. ("Wrangler"), a Nevada corporation and a direct wholly-owned subsidiary of Leucadia, with and into WilTel.

In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger dated as of August 21, 2003 by and among Leucadia, Wrangler and WilTel (the "Merger Agreement") and the Registration Statement on Form S-4, initially filed by Leucadia with the Securities and Exchange Commission on September 4, 2003 (Registration No. 333-108519), as amended (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Leucadia, Wrangler and WilTel. Any capitalized terms used but not defined herein have the meaning given to such terms in the Merger Agreement and the Registration Statement.

Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Tender Offer and the Merger set forth in the Merger Agreement and the Registration Statement, (2) the consummation of the Tender Offer and the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement, (3) the accuracy of (i) the representations made by Leucadia, on behalf of itself and Wrangler, set forth in the certificate delivered to us by Leucadia, dated the date hereof, and
(ii) the representations made by WilTel set forth in the certificate delivered to us by WilTel, dated the date hereof, and (4) that any representations made in such certificates which are qualified by knowledge or qualifications of like import are accurate without such qualification.

Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above and qualifications set forth below, we are of the opinion that, for federal income tax purposes, the Tender Offer and the Merger should constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Tender Offer and the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed on any matter other than those specifically covered by the foregoing opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm therein. This opinion is rendered solely for your benefit in connection with the transactions described above. Except as explicitly provided herein, this opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP



                                      2